UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2026

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44043 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices)

(877) 742-3094
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 5.02 of the Current Report on Form 8-K filed on September 15, 2016 (the “Original Form 8-K”) solely to correct a typographical error. As previously furnished, the Original Form 8-K reflected an incorrect date of Mr. Hsu’s resignation as May 31, 2025 instead of May 31, 2026, which has been corrected in this Amendment No. 1. No other changes have been made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective as May 31, 2026, Jeff T.C. Hsu resigned from his position as a member of the board of directors (the “Board”) of Aerkomm Inc. (the “Company”). Mr. Hsu’s resignation is not the result of any disagreement with respect to the Company’s operations, policies, or practices. The Company and Board of Directors thank Mr. Hsu for his service and contributions.

Appointment of Director

The Board appointed Mr. Tayi Shen, Vice President, Business Development of the Company, to be a member of the Board replacing Mr. Hsu effective September 14, 2026. Mr. Shen is a strong strategic business development executive with a lot of experience focusing on Resilient Communications in Defense Sector and driving growth for B2G clients. He has a proven track record as a cross-functional task force leader, including successfully navigating the 2010 3-in-1 mega-merger of Innolux, Chimei Optoelectronics and Toppoly Electronics Corp Taiwan, establishing Japan Display Inc., Taiwan branch in 2013.

Mr. Shen earned a Master of Science, Biomedical Engineering, University of Southern California, Los Angeles, USA (May 1995) and Master of Business Administration, International Trade Institute, Hsinchu, Taiwan (Jun 2000). After earning his degree, Mr. Shen accepted Sr. Product Manager | Chimei Optoelectronics (Jul 2000 - Jun 2003): Created the 19” monitor LCD module, the most profitable product in CMO history. Following which he joined various companies including Jemitek Corp, Innolux Corp. and Japan Display Inc., Taiwan. In 2019 he was appointed as Managing Director | Suwa Investment Holdings LLC. where he served as one of six steering committee members above the Japan Display Inc. board. In 2023 he was appointed Vice President, Operation Center | Sakai Display Product Corp. conducting Gen 10 TFT Fab operations and steered management excellence task forces across group companies.

Since April 2023,Mr. Shen has served the Company as Vice President, Business Development, leading business development and forging strategic partnerships within the satellite communication sector for B2G and B2B clients as well a driving market expansion.

There are no arrangements or understandings between Mr. Shen and any other persons pursuant to which he was elected as a director, and there is no family relationship that exists between Mr. Shen and any directors or executive officers of the Company. In addition, there has been no related person transaction, nor is there any currently proposed any related person transaction between Mr. Shen and the Company, that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2026	AERKOMM INC.

/s/ Louis Giordimaina
	Name:	Louis Giordimaina
	Title:	Chief Executive Officer

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